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                                                                   Exhibit 4.3


                          THE NORTHERN TRUST COMPANY
                        MASTER RETIREMENT SAVINGS TRUST
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     THIS AGREEMENT is made effective as of the 21 day of December, 1994, between THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois herein referred to as the "Company", and THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois, as Trustee, and constitutes a restatement into a trust agreement known as the THE NORTHERN TRUST COMPANY MASTER RETIREMENT SAVINGS TRUST agreement of the The Northern Trust Company Thrift Incentive Plan Trust which was heretofore made by the Company and its Subsidiaries and under which the Trustee is accepting appointment as successor trustee.

     With respect to each Plan for which this agreement is adopted by the Company or a Subsidiary as the funding medium, the Company shall appoint the Trustee as successor under the trust agreement which is the predecessor funding medium for the Plan, shall direct the Trustee as successor under that trust agreement to add the assets held thereunder to the assets of the Trust Fund and shall appoint the Administrative Committee as the fiduciary which has the responsibility for administering the Plan and the Investment Committee as the fiduciary which has the responsibility for Plan investments.

     The Trust Fund shall consist of all assets held by the Trustee as of the date of this agreement or hereafter acquired by the Trustee as trustee or successor trustee under any other trust agreement made by the Company or by a Subsidiary in connection with a Plan for which this agreement is adopted as the funding medium, all investments and reinvestments thereof and all additions thereto by way of contributions, earnings and increments, and shall be held upon the following terms:


                           ARTICLE ONE:  DEFINITIONS

     For the purposes of this agreement:

     1.1 "Administrative Committee" means the Employee Benefit Administrative Committee as constituted from time to time which has the responsibility for administering the Plan and shall be deemed for purposes of ERISA to be the Plan administrator and the named fiduciary for Plan administration;

     1.2 "Beneficiary" means a person designated to receive a benefit under a Plan after the death of a Participant;
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     1.3  "Code" means the Internal Revenue Code of 1986, as amended;

     1.4 "Company" means THE NORTHERN TRUST COMPANY and any corporation which is the successor thereto;

     1.5  "Company Stock" means common stock of the Company;

     1.6 "Custodial Agent" means one or more persons or entities designated by the Investment Committee to maintain custody of assets of a Separate Investment Account pursuant to 3.1(c);

     1.7 "ERISA" means the Employee Retirement Income Security Act of 1974 as in effect from time to time and the regulations issued thereunder;

     1.8 "Investment Adviser" means an Investment Manager or an Investment Trustee to whom the Investment Committee has delegated investment responsibility for a Separate Account or the Investment Committee with respect to any assets for which the Investment Committee has investment responsibility;

     1.9 "Investment Committee" means the Employee Benefit Administrative Committee as constituted from time to time which has the responsibility for allocating the assets of the Trust Fund among the Separate Accounts and any Trustee Investment Accounts, for monitoring the diversification of the investments of the Trust Fund, for determining the propriety of investment of the Trust Fund in foreign securities and of maintaining the custody of foreign investments abroad, for assuring that the Plan does not violate any provisions of ERISA limiting the acquisition or holding of "employer securities" or "employer real property" and for the appointment and removal of Investment Advisers and shall be deemed for purposes of ERISA to be named fiduciary for Plan investments;

     1.10 "Investment Fund" shall mean each of the Investment Funds designated by the Investment Committee pursuant to ARTICLE FIVE; any of such Investment Funds may be composed of one or more Separate Accounts and Trustee Investment Accounts designated by the Investment Committee;

     1.11 "Investment Manager" means an investment manager registered as an investment advisor under the Investment Advisers Act of 1940, a bank as defined in that Act or an insurance company qualified to manage, acquire or dispose of any asset of the Trust Fund, which is appointed by the Investment Committee to manage a Separate Investment Account; but the Trustee shall have no responsibility to determine whether a person or entity acting as an Investment Adviser meets or continues to meet this definition;

     1.12 "Investment Trustee" means the trustee appointed by the Investment Committee to manage a Separate Investment Trust Account;

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     1.13  "Participant" means a person who is an employee or former employee of the Company or of a Subsidiary and who is or was actually participating in the Plan;

     1.14 "Plan" means the The Northern Trust Company Thrift Incentive Plan and any separate savings plan for employees of the Company or of a Subsidiary for which this agreement has been adopted as the funding medium;

     1.15  "Plan Account" means the interest of each Plan in the Trust Fund;

     1.16 "Separate Account" means a Separate Investment Account, a Separate Investment Trust Account or a Separate Insurance Contract Account;

     1.17 "Separate Insurance Contract Account" means assets of the Trust Fund allocated by the Investment Committee to a Separate Account for investment in insurance contracts directed by the Investment Committee:

     1.18 "Separate Investment Account" means assets of the Trust Fund allocated by the Investment Committee to a Separate Account to be managed by an Investment Manager or the Investment Committee;

     1.19 "Separate Investment Trust Account" means assets of the Trust Fund allocated by the Investment Committee to a Separate Account to be managed by an Investment Trustee;

     1.20  "Subsidiary" means a subsidiary or affiliate of the Company;

     1.21 "Subtrust" means assets of a Separate Investment Account which are held by a Subtrustee pursuant to an agreement which the Investment Committee has approved and directed the Trustee to enter into;

     1.22 "Subtrustee" means the trustee appointed by the Investment Committee to act as trustee of a Subtrust;

     1.23  "Trust Fund" means all assets subject to this agreement;

     1.24 "Trustee" means THE NORTHERN TRUST COMPANY and any successor to it as trustee or trustees of the Trust Fund under this agreement; and

     1.25 "Trustee Investment Account" means assets of the Trust Fund for which investment responsibility has been allocated by the Investment Committee to the Trustee with the written consent of the Trustee.

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                    ARTICLE TWO:  VALUATION AND ALLOCATION

     The Trustee shall hold the Trust Fund as a commingled fund or commingled funds in which each separate Plan shall be deemed to have a proportionate undivided interest in the fund or funds in which it participates, except that each fund or asset identified by the Administrative Committee as allocable to a particular Plan Account, herein referred to as an "identified fund" or "identified asset", and income, appreciation or depreciation and expenses attributable to a particular Plan Account or to an identified asset thereof, shall be allocated or charged to that Plan Account. Contributions shall be designated by the Administrative Committee as allocable, and distributions shall be designated by the Administrative Committee as chargeable, to a particular Plan Account and shall be so allocated or charged. Upon the direction of the Administrative Committee the Trustee shall periodically determine the value of each Plan Account on such basis as the Trustee and the Administrative Committee shall from time to time agree (considering the fair market value of the assets initially received from the predecessor trustee or the Company with respect to the Plan and subsequent contributions and distributions, net income, net appreciation or depreciation and expenses attributable to the Plan) and shall render a statement thereof to the Administrative Committee within 120 days after each valuation date.


                         ARTICLE THREE:  DISTRIBUTIONS

     The Trustee shall make distributions from the Trust Fund to such persons, in such amounts (but not exceeding the then value of the Plan Account to which the distribution is chargeable), at such times and in such manner as the Administrative Committee or its designee shall from time to time direct pursuant to a separate Benefit Payment Agency Agreement executed by the Company, the Administrative Committee and the Trustee. The Trustee shall have no responsibility to ascertain whether any direction received by the Trustee from the Administrative Committee or its designee in accordance with the preceding sentence is proper and in compliance with the terms of the Plan or to see to the application of any distribution. The Trustee shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of any recipient. If any distribution made by the Trustee is returned unclaimed, the Trustee shall notify the Administrative Committee or its designee and shall dispose of the distribution as the Administrative Committee or its designee shall direct. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee of benefits of the Trust Fund.

     Notwithstanding the foregoing, the Administrative Committee may make distributions from the Trust Fund through a commercial banking account in a federally insured banking institution (including the Trustee) established by the Administrative Committee for such purpose after written notice to the Trustee that the commercial banking account has been so established. Upon such written notice, the Administrative Committee shall have the responsibility to assure that any such commercial banking

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account is established and maintained in accordance with ERISA and is properly insured. The Trustee shall make such deposits from the Trust Fund to the commercial banking account as the Administrative Committee or its designee may from time to time direct. The Trustee shall have no responsibility to account for funds held in or disbursed from any such commercial banking account, or to prepare any informational returns for tax purposes as to distributions made therefrom.


           ARTICLE FOUR:  SEPARATE ACCOUNTS AND INVESTMENT ADVISERS

     The Trust Fund shall consist of one or more Separate Accounts and, with the Trustee's written consent, one or more Trustee Investment Accounts. All Separate Accounts and any Trustee Investment Accounts shall be established by the Trustee at the direction of the Investment Committee. The Investment Committee shall designate assets of the Trust Fund to be allocated to each Separate Account and each Trustee Investment Account and shall direct the Trustee with respect to any transfer of assets between Separate Accounts or between a Separate Account and a Trustee Investment Account; provided that no asset shall be allocated or transferred to the Trustee Investment Account without the Trustee's written consent. The Investment Committee shall have investment responsibility for any assets of the Trust Fund not otherwise allocated to a Separate Account or Trustee Investment Account, and such assets shall comprise a Separate Investment Account for which the Investment Committee serves as Investment Adviser. The following provisions shall apply to the Separate Accounts:

     4.1 With respect to each Separate Investment Account, the Investment Committee shall appoint an Investment Adviser, who shall acknowledge by a writing delivered to the Investment Committee and to the Trustee that the Investment Adviser is a fiduciary with respect to the assets allocated thereto. The Trustee shall act with respect to assets allocated to a Separate Investment Account only as directed by the Investment Adviser. The Investment Committee may direct that any or all of the assets of a Separate Investment Account be held by a Subtrustee. The Trustee shall have custody of and custodial responsibility for all assets of the Trust Fund held in a Separate Investment Account except as otherwise provided in this agreement or as follows:

     (a) The Subtrustee of a Subtrust shall have custody of and custodial responsibility for any assets of a Separate Investment Account allocated to it by the Investment Committee;

     (b) The trustee of a collective or group trust fund (including without limitation an Investment Manager or its bank affiliate) shall have custody of and custodial responsibility for any assets of a Separate Investment Account invested in such collective or group trust fund; and

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     (c) The Investment Committee may direct in writing that the custody of additional assets of such Separate Investment Account (other than those referred to in paragraphs (a) and (b) of this Section 4.1) be maintained with a Custodial Agent. In such event, the Investment Committee shall approve, and direct the Trustee to enter into, a custody agreement with the Custodial Agent (which custody agreement may authorize the Custodial Agent to maintain custody of such assets with one or more subagents, including a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer). The Custodial Agent shall have custodial responsibility for any assets maintained with the Custodial Agent or its subagents pursuant to the custody agreement. Notwithstanding any other provision of this agreement, the Company (which has the authority to do so under the laws of its state of incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including legal fees and expenses, which THE NORTHERN TRUST COMPANY may sustain by reason of acting in accordance with any directions of the Investment Committee pursuant to this paragraph (c). This paragraph shall survive the termination of this agreement.

     4.2 With respect to each Separate Investment Trust Account, the Trustee and the Investment Trustee thereof shall upon the direction of the Investment Committee execute an investment trust agreement with respect thereto. The Investment Trustee shall have custody of all of the assets of the Separate Investment Trust Account except such assets as the Investment Committee may from time to time determine shall be held in the custody of the Trustee with the Trustee's written consent; the Trustee shall act with respect to any such assets in its custody only as directed by the Investment Trustee.

     4.3 With respect to each Separate Insurance Contract Account, from assets allocated thereto the Trustee shall purchase or continue in effect such insurance contracts as the Investment Committee shall direct, the issuing insurance company may credit those assets to its general account or to one or more of its separate accounts, and the Trustee shall act with respect to those contracts only as directed by the Investment Committee.

     4.4 The Investment Committee shall have investment responsibility for assets held in any Separate Account for which an Investment Manager or Investment Trustee has not been retained, has been removed, or is for any reason unwilling or unable to act. With respect to assets or Separate Accounts for which the Investment Committee has investment responsibility, the Trustee, acting only as directed by the Investment Committee, shall enter into such agreements as are necessary to facilitate any investment, including agreements entering into a limited partnership, Subtrust or the participation in real estate funds. The Trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets for which the Investment Committee has investment responsibility.

     4.5 With respect to each Separate Account, the Investment Adviser thereof shall have the investment powers granted to the Trustee by ARTICLE SIX, as limited by 7.1 through 7.3 of ARTICLE SEVEN, as if all references therein to the Trustee referred to the Investment Adviser.

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     4.6  The Investment Committee may also direct the Trustee as fiduciary to lend securities of the Trust Fund held by the Trustee by entering into a written agreement with the Trustee. The terms of the agreement between the Investment Committee and the Trustee shall be consistent with Department of Labor Prohibited Transaction Exemption 81-6 or any successor exemption. The written agreement between the Investment Committee and the Trustee shall direct the Trustee to enter into a loan agreement with a borrower or borrowers. The Trustee shall transfer securities to the borrower and invest or hold on behalf of the Trust Fund the collateral received in exchange for the securities. Notwithstanding anything in this agreement to the contrary, the borrower shall have the authority and responsibility to vote securities it has borrowed. The Trustee shall maintain a record of the market value of the loaned securities and shall be paid reasonable compensation as agreed to by the Trustee and the Investment Committee.

     4.7 The Investment Committee may direct the Trustee to: (i) enter into such agreements as are necessary to implement investment in futures contracts and options on futures contracts; (ii) transfer initial margin to a futures commission merchant or third party safekeeping bank pursuant to directions from such Investment Adviser and (iii) pay or demand variation margin in accordance with industry practice to or from such futures commission merchant based on daily marking to market calculations. The Trustee shall have no investment or custodial responsibility with respect to assets transferred to a futures commission merchant or third party safekeeping bank.


                        ARTICLE FIVE:  INVESTMENT FUNDS

     The Trust Fund shall be composed of assets of the Northern Trust Stock Fund and any other Investment Funds as designated in writing by the Investment Committee. The Investment Committee is authorized to terminate the existing Investment Funds and establish new Investment Funds by giving advance written notice to the Trustee describing the fund to be terminated or established and the effective date thereof, provided that in no event shall the Trustee's duties be modified without its consent. The Investment Committee or its representative shall direct the Trustee with respect to the allocation of assets to Investment Funds and with respect to transfers among such Investment Funds. The Trustee shall use its best efforts to move funds as soon as practicable when transfers are delayed for any reason, but shall in no event be required to advance its own funds for such purpose. Pending directions from the Investment Committee to allocate contributions among the Investment Funds, the Trustee shall hold the contributions in a separate account invested in short term investments, including common or collective short term investment funds of the Trustee.

     To the extent that any Investment Fund is invested in mutual fund shares or bank commingled funds, the Investment Committee shall initially select funds to be invested in and shall be responsible for retaining the availability of or terminating the availability of such funds. To the extent the Trustee is required to enter into a custody agreement with

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the sponsor of a bank commingled fund or such other type of fund, the Investment
Committee shall direct the Trustee to enter into such agreement.

     The Northern Trust Stock Fund shall be composed of investments in Company Stock. The Investment Committee shall notify the Trustee in writing of the amount of the fund to be maintained in the collective short term investment fund and the Trustee shall not be required to advance funds to make any transfers or distributions. Any cash held by the Trustee from time to time in the Northern Trust Stock Fund may be invested in common or collective short term investment funds of the Trustee.

                        ARTICLE SIX:  POWERS OF TRUSTEE

     Except as otherwise provided in this agreement, the Trustee shall hold, manage, care for and protect the assets of the Trust Fund and shall have until actual distribution thereof the following powers and, except to the extent inconsistent herewith, those now or hereafter conferred by law:

     6.1. To retain any asset originally included in the Trust Fund or subsequently added thereto;

     6.2 To invest and reinvest the assets without distinction between income and principal in bonds, stocks, mortgages, notes, options, futures contracts, options on futures contracts, limited partnership interests, participations in regulated investment companies (including those for which the Trustee or its affiliate is adviser), or other property of any kind, real or personal, foreign or domestic, and to enter into insurance contracts;

     6.3 To deposit any part or all of the assets with the Trustee or its affiliate as trustee, or another person or entity acting as trustee of any collective or group trust fund which is now or hereafter maintained solely as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, and to withdraw any part or all of the assets so deposited; any assets deposited with the trustee of a collective or group trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provision of this agreement;

     6.4 To deposit cash in any depository, including the banking department of the Trustee or its affiliate and any organization acting as a fiduciary with respect to the Trust Fund;

     6.5 To hold any part of the assets in cash without liability for interest, pending investment thereof or the payment of expenses or making of distributions therewith, notwithstanding the Trustee's receipt of "float" from such uninvested cash;

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     6.6  To cause any asset, real or personal, to be held in a corporate depository or federal book entry account system or registered in the Trustee's name or in the name of a nominee or in such other form as the Trustee deems best without disclosing the trust relationship;

     6.7 To vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose; except that any security as to which the Trustee's possession of voting discretion would subject the issuing company or the Trustee to any law, rule or regulation adversely affecting either the company or the Trustee's ability to retain or vote company securities, shall be voted as directed by the Investment Committee, to exercise or sell any subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;

     6.8 To lease any assets for any period of time though commencing in the future or extending beyond the term of the trust;

     6.9 To borrow money from any lender, to extend or renew any existing indebtedness and to mortgage or pledge any assets;

     6.10 To sell at public or private sale, contract to sell, convey, exchange, transfer and otherwise deal with the assets in accordance with industry practice, and to sell put and covered call options from time to time for such price and upon such terms as the Trustee sees fit; the Company acknowledges that the Trustee may reverse any credits made to the Trust Fund by the Trustee prior to receipt of payment in the event that payment is not received;

     6.11 To employ agents, attorneys and proxies and to delegate to any one or more of them any power, discretionary or otherwise, granted to the Trustee;

     6.12 To compromise, contest, prosecute or abandon claims in favor of or against the Trust Fund;

     6.13 To appoint foreign custodians as agent of the Trustee to custody foreign securities holdings of any Separate Account established by the Investment Committee or of any Trustee Investment Account;

     6.14 To lend securities held by the Trustee and to receive and invest collateral provided by the borrower, all pursuant to a written agreement with the Investment Committee;

     6.15 To utilize any tax refund claim procedures with respect to taxes withheld to which the Trust Fund may be entitled under applicable tax laws, treaties and regulations; any exercise of such power by the Trustee shall be on a best efforts basis; and

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     6.16 To perform other acts necessary or appropriate for the proper administration of the Trust Fund, execute and deliver necessary instruments and give full receipts and discharges.


                     ARTICLE SEVEN:  LIMITATIONS ON POWERS

     For purposes of this agreement, the powers and responsibilities allocated to the Trustee shall be limited as follows:

     7.1 The powers of the Trustee shall be exercisable for the exclusive purpose of providing benefits to the Participants and Beneficiaries under the Plans and in accordance with the standards of a prudent man under ERISA;

     7.2 Subject to 7.1 and 7.3, the Trustee shall diversify the investments of that portion of the Trust Fund for which it has investment responsibility so as to minimize the risk of large losses;

     7.3 Subject to 7.1, the Trustee shall, with respect to that portion of the Trust Fund for which it has investment responsibility, follow the investment guidelines established by the Investment Committee given in exercise of that Committee's responsibility;

     7.4 Except as otherwise provided in 4.6, the Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Investment Adviser, any assets of the Trust Fund allocated to a Separate Account in accordance with ARTICLE FOUR, except that if the Trustee shall not have received contrary instructions from the Investment Adviser thereof, the Trustee shall invest for short term purposes any cash consisting of U.S. dollars of a Separate Account in its custody in bonds, notes and other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, United States Treasury bills, commercial paper, bankers' acceptances and certificates of deposit, and undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof. For currencies other than U.S. dollars, the Trustee shall invest cash of a Separate Account as directed by the Investment Adviser with respect to that Separate Account and such investments may include an interest bearing account of a foreign custodian; and

     7.5 The Trustee shall vote shares of Company Stock held in the Northern Trust Stock Fund and respond to a tender or exchange offer in accordance with
(a) of the following provisions:

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     (a) The Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant who has Company Stock credited to his or her individual account under the Northern Trust Stock Fund the date and purpose of each meeting of the stockholders of the Company at which Company Stock is entitled to be voted. The Trustee, or the Company if it has furnished the above information, shall request from each Participant instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee) as to the voting at that meeting of Company Stock credited to the Participant's account. If the Participant furnishes such instructions to the Trustee or its agent within the time specified in the notification, the Trustee shall vote such Company Stock in accordance with the Participant's instructions. All Company Stock credited to Participant accounts as to which the Trustee or its agent do not receive instructions as specified above, and all unallocated Company Stock held in the Northern Trust Stock Fund shall be voted by the Trustee proportionately in the same manner as it votes Company Stock as to which the Trustee or its agent have received voting instructions as specified above. Similarly, the Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant who has Company Stock credited to his or her individual account under the Northern Trust Stock fund notice of any tender offer for, or a request or invitation for tenders of, Company Stock received by the Trustee. The Trustee, or the Company if it has furnished such notice, shall request from each such Participant instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee) as to the tendering of Company Stock credited to the Participant's account and for this purpose the Trustee or the Company, as the case may be, shall provide Participants with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Company Stock of which the Trustee has been advised by the Administrative Committee. The Trustee shall tender such Company Stock as to which the Trustee or its agent have received instructions to tender from Participants within the time specified by the Trustee or the Company, as the case may be. Company Stock credited to Participant accounts as to which the Trustee or its agent have not received instructions from Participants shall not be tendered. As to all unallocated Company Stock held by the Trustee, the Trustee shall tender the same proportion thereof as the Company Stock as which the Trustee or its agent have received instructions from Participants to tender bears to all Company Stock allocated to Participant accounts. The Administrative Committee shall provide the Trustee with timely information regarding proxy voting and tender offers and in carrying out its responsibilities under this provision the Trustee may conclusively rely on information furnished to it by the Administrative Committee, including the names and current addresses of Participants, the number of shares of Company Stock credited to Participant accounts under the Northern Trust Stock Fund, and the number of shares of Company Stock held by the Trustee in the Northern Trust Stock Fund that have not yet been allocated.

     A Participant shall be a "named fiduciary" under ERISA to the extent of the Participant's authority to invest, vote, tender or exchange Company Stock allocated to the Participant's account and with respect to the Participant's proportionate share of unallocated Company Stock held by the Trustee.

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     (b) No provision of this Section 7.5 shall prevent the Trustee from taking any action relating to its duties under this Section 7.5 if the Trustee determines in its sole discretion that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities under ERISA.

     (c) Purchases and sales of Company Stock may be made to, from or through any source, provided that such purchases from or sales to a party in interest (as defined in Section 3(14) of ERISA) shall comply with the requirements of
Section 408(e) of ERISA. Rights, options or warrants offered to purchase Company Stock shall be exercised by the Trustee to the extent that there is cash available for the investment; to the extent cash is not available, the same shall be sold on the open market.

     (d) Except for the short term investment of cash, the Company has limited the investment power of the Trustee in the Northern Trust Stock Fund to the purchase of Company Stock. The Trustee shall not be liable for the purchase, retention, tender or sale of Company Stock and the Company (which has the authority to do so under the laws of the state of its incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including legal fees and expenses which THE NORTHERN TRUST COMPANY may sustain by reason of purchase, retention, tender or sale of Company Stock. This paragraph shall survive the termination of this agreement.

     7.6 The Investment Committee shall have sole responsibility for the decision to maintain the custody of foreign investments abroad. Except as otherwise directed by the Investment Committee, custody of foreign investments shall be maintained with foreign custodians selected by the Trustee. The Trustee shall have no responsibility for losses to the Trust Fund resulting from the acts or omissions of any foreign custodian appointed by the Trustee unless due to the foreign custodian's fraud, negligence or willful misconduct. The Trustee shall maintain custody of foreign investments in any jurisdiction where the Trustee has not selected a custodian solely as directed by the Investment Committee. The Trustee shall have no responsibility for the financial condition, acts or omissions of any foreign custodian holding assets of the Trust Fund at the direction of the Investment Committee.

     7.7 The Trustee shall have no responsibility for: (a) any condition which now exists or may hereafter be found to exist in, under, or about any real estate investment of the Trust Fund or of a corporation organized under Section 501(c)(2) or 501(c)(25) of the Code, the stock of which is held as an asset of the Trust Fund; or (b) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (c) the presence, use, generation, storage, release, threatened release, or containment, treatment or disposal of any hazardous or toxic substances or materials including such situations at or activities on any investment of the Trust Fund or of a Section 501(c)(2) or 501(c)(25) corporation, the stock of which is held as an asset of the Trust Fund. The Trustee is hereby authorized to pay from the Trust Fund all costs and expenses (including attorneys fees) relating to or connected with any condition, violation, presence or other situation

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referred to in (a), (b) and (c) above, and notwithstanding anything to the contrary in this agreement, to the extent permitted by law, THE NORTHERN TRUST COMPANY shall be indemnified from the Trust Fund from all claims, suits, losses and expenses (including attorneys fees) arising therefrom. The authority to pay from the Trust Fund and the right of indemnification set forth in the preceding sentence include and relate to, without limitation, any claims, suits, liabilities, losses and expenses (including attorneys fees) arising from any matters relating to the existence of petroleum including crude oil and any fraction thereof, hazardous substances, pollutants, or contaminants as defined in the Comprehensive Environmental, Responsibility, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or hazardous wastes as defined in the Resource Conservation and Liability Act, 42 U.S.C. Section 6906 et seq., or as any of the foregoing terms or similar terms may be defined in similar state environmental laws or subsequent federal or state legislation of a similar nature which may be enacted from time to time. This paragraph shall survive the sale or other disposition of any real estate investment of the Trust Fund and the termination of this agreement. Nothing in this paragraph shall be construed to in any way limit the indemnification rights of the Trustee provided for in ARTICLE TEN.


                           ARTICLE EIGHT:  ACCOUNTS

     The Trustee shall maintain accounts of all receipts and disbursements, including contributions, distributions, purchases, sales and other transactions of the Trust Fund. The accounts, and the books and records relating thereto, shall be open to inspection and audit at all reasonable times by any person or persons designated by the Investment Committee or entitled thereto under ERISA. Within 120 days after the close of each fiscal year of the Trust Fund and of any other period agreed upon by the Trustee and the Investment Committee the Trustee shall render to the Investment Committee a statement of account for the Trust Fund for the period commencing with the close of the last preceding period and a list showing each asset thereof as of the close of the current period and its cost and fair market value. The Trustee shall rely conclusively upon the determination of the issuing insurance company with respect to the fair market value of each insurance contract and upon the determination of the Investment Adviser of each Separate Account with respect to the fair market value of those assets allocated thereto which the Trustee deems not to have a readily ascertainable value, and the Trustee shall have no responsibility with respect thereto.

     An account of the Trustee may be approved by the Investment Committee by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within 6 months of the date upon which the account was delivered to the Investment Committee. The approval of an account shall constitute a full and complete discharge to the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Investment Committee were parties. In no event shall the Trustee be precluded from having its accounts settled by a judicial proceeding.

Nothing in this article shall relieve the Trustee of any responsibility, or liability for any responsibility, under ERISA.


                       ARTICLE NINE:  TRUSTEE SUCCESSION

     The Trustee may resign at any time by written notice to the Investment Committee, or the Investment Committee may remove the Trustee by written notice to the Trustee. The resignation or removal shall be effective 60 days after the date of the Trustee's resignation or receipt of the notice of removal, or at such earlier date as the Trustee and the Investment Committee may agree.

     In case of the resignation or removal of the Trustee, the Investment Committee shall appoint a successor trustee by delivery to the Trustee of a written instrument executed by the Investment Committee appointing the successor Trustee and a written instrument executed by the successor trustee accepting the appointment, whereupon the Trustee shall deliver the assets of the Trust Fund to the successor trustee but may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Trust Fund.

     The successor trustee, and any successor to the trust business of the Trustee by merger, consolidation or otherwise, shall have all the powers given the originally named Trustee. No successor trustee shall be personally liable for any act or omission of any predecessor. Except as otherwise provided in ERISA, the receipt of the successor trustee and the approval of the Trustee's final account by the Investment Committee in the manner provided in ARTICLE EIGHT shall constitute a full and complete discharge to the Trustee.


                          ARTICLE TEN:  MISCELLANEOUS

     10.1 Any action required to be taken by the Company or by a Subsidiary shall be by resolution of its board of directors or by written direction of one or more of its president, any vice president or treasurer. The Trustee may rely upon a resolution or direction filed with the Trustee and shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

     10.2 The Company shall certify to the Trustee the names of the members of the Administrative Committee and of the Investment Committee acting from time to time, and the Trustee shall not be charged with knowledge of a change in the membership of a Committee until so notified by the Company. Any action required to be taken by a Committee shall be by direction of such person or persons as shall be designated by the Committee to act for the Committee. The Trustee may rely upon an instrument of designation signed by the secretary or chairman of the Committee and filed with the Trustee and shall have no responsibility for any action taken by the Trustee in accordance with any such direction. Notwithstanding anything herein to the contrary, the Administrative Committee or the Investment Committee may delegate any of its responsibilities hereunder to a representative by giving to the Trustee in writing a letter which identifies the representative and sets forth the list of its responsibilities under this agreement that it has authorized the representative to carry out.

     10.3 The Trustee may consult with legal counsel, who may also be counsel for the Company, with respect to its responsibilities under this agreement and shall be fully protected in acting or refraining from acting in reliance upon the written advice of legal counsel.

     10.4 In no event shall the terms of any Plan, either expressly or by implication, be deemed to impose upon the Trustee any power or responsibility other than those set forth in this agreement. The Trustee may assume until advised to the contrary that each Plan and the Trust Fund is qualified under
Section 401(a) and exempt from taxation under Section 501(a) of the Code, or under corresponding provisions of subsequent federal tax laws. The Trustee shall be accountable for contributions made to a Plan and included among the assets of the Trust Fund but shall have no responsibility to determine whether the contributions comply with the provisions of the Plan or of ERISA.

     10.5 In any judicial proceeding to settle the accounts of the Trustee, the Trustee, the Company and the Investment Committee shall be the only necessary parties; in any other judicial proceeding with respect to the Trustee or the Trust Fund, the Trustee, the Company and each affected Subsidiary shall be the only necessary parties; and no Participant or Beneficiary shall be entitled to any notice of process. A final judgment in any such proceeding shall be binding upon the parties to the proceeding and all Participants and Beneficiaries.

     10.6 The Trustee shall be reimbursed for all expenses incurred in the management and protection of the Trust Fund, including accounting and legal fees, and shall receive such reasonable compensation for its services as the Trustee and the Company shall from time to time determine. Those items of expense and compensation shall be paid from the Trust Fund, subject to prior payment or reimbursement by the Company in its discretion.

     10.7 Without limiting the rights of the Trustee as otherwise provided in this agreement, pursuant to direction by the Investment Committee, the Trustee shall pay from the Trust Fund expenses of a Plan or compensation to parties providing services to a Plan including but not by way of limitation, expenses or compensation related to actuarial, legal, accounting, office space, printing, computer, recordkeeping, investment, performance evaluation or any other material or service provided to a Plan.

     10.8 In the event that THE NORTHERN TRUST COMPANY incurs any liability, loss, claim, suit or expense (including attorneys fees) in connection with or arising out of its provision of services under this agreement, or its status as Trustee hereunder, under circumstances where THE NORTHERN TRUST COMPANY cannot obtain or would be precluded by law from obtaining payment or reimbursement of such liability, loss, claim, suit or expense (including attorneys fees) from the Trust Fund, then the Company (which has the authority to do so under the laws of the state of its incorporation) shall indemnify and hold THE NORTHERN TRUST COMPANY harmless from and against such liability, loss, claim, suit or expense, except to the extent that such liability, loss, claim, suit or expense arises from a breach by the Trustee of responsibilities specifically allocated to it by the terms of this agreement. This paragraph shall survive the termination of this agreement.

     10.9 Neither the Company, the Administrative Committee nor the Investment Committee shall direct the Trustee to cause any part of the Trust Fund to be diverted to any purpose other than the exclusive benefit of the Participants and Beneficiaries or, except as otherwise permitted under the affected Plan and under ERISA, to be remitted to the Company or a Subsidiary.

     10.10 Any person dealing with the Trustee shall not be required to see to the application of any money paid or property delivered to the Trustee or inquire into the provisions of this agreement or of a Plan or the Trustee's authority thereunder or compliance therewith, and may rely upon the statement of the Trustee that the Trustee is acting in accordance with this agreement.

     10.11 Except as otherwise directed by the Administrative Committee, which direction shall be in compliance with all applicable provisions of the 1984 Retirement Equity Act, the Plans and Section 401(a)(13) of the Code, any interest of a Participant or Beneficiary in the Trust Fund or a Plan or in any distribution therefrom shall not be subject to the claim of any creditor, any spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.

     10.12 If for any reason the Trustee is unwilling or unable to act as to any property, such person or qualified corporation as the Trustee shall from time to time designate in writing shall act as special trustee as to that property. Any person or corporation acting as special trustee may resign at any time by written notice to the Trustee. Each special trustee shall have the powers granted to the Trustee by this agreement, to be exercised only with the approval of the Trustee, to which the net income and the proceeds from sale of any part or all of the property shall be remitted to be administered under this agreement.

     10.13 Loans to Participants as provided for in a Plan shall be granted and administered by the Administrative Committee. The Trustee shall distribute cash to such Participants who are granted loans in such amount and at such times as the

Administrative Committee shall from time to time direct in writing. Loan payments collected by the Administrative Committee shall be forwarded to the Trustee. The amount of such loans shall be carried by the Trustee as an asset of the trust equal to the combined unpaid principal balance of all Participants. The Trustee shall rely conclusively upon the determination of the Administrative Committee with respect to the amount of the combined unpaid principal balance of all Participants. The Trustee shall have no responsibility to ascertain whether a loan complies with the provisions of a Plan, for the decision to grant a loan or for the collection and repayment of a loan.


                        ARTICLE ELEVEN:  GOVERNING LAW

     The provisions of ERISA and the internal laws of Illinois shall govern the validity, interpretation and enforcement of this agreement, and in case of conflict, the provisions of ERISA shall prevail. The invalidity of any part of this agreement shall not affect the remaining parts thereof.


                  ARTICLE TWELVE:  AMENDMENT AND TERMINATION

     The Company may at any time or times with the consent of the Trustee amend this agreement in whole or in part by instrument in writing delivered to the Trustee and effective upon the date therein provided.

     This agreement shall terminate with respect to a Plan by action of the Company or Subsidiary responsible for making contributions to the Plan Account. Upon termination with respect to a Plan, the Trustee shall withdraw the Plan Account in the manner directed by the Investment Committee, in cash or in kind or partly in each as the Trustee and the Investment Committee shall agree, except that the Trustee shall be entitled to prior receipt of such rulings and determinations from such administrative agencies as it may deem necessary or advisable to assure itself that the distribution directed is in accordance with law and will not subject the Trust Fund or the Trustee to liability, and except, further, that the Trustee may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Plan Account. This agreement shall terminate in its entirety when there is no asset included in the Trust Fund.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this agreement by their respective duly authorized officers and have caused their respective corporate seals to be affixed hereto the day and year first above written.

                                THE NORTHERN TRUST COMPANY
                                (as Plan Sponsor)


                                By: /s/ Joan O'Donnell
                                    ------------------------------

                                Its: Secretary, Employee Benefit Administrative
                                      Committee
                                     ------------------------------------------

ATTEST:

-------------------------
    (CORPORATE SEAL)

                               THE NORTHERN TRUST COMPANY

                               By: /s/ Karen L. Fayen
                                   ------------------------------

                               Its: Second Vice President
                                    ------------------------------

ATTEST:

/s/ Robert F. Draths, Jr.
-------------------------
    (CORPORATE SEAL)